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                                                                   EXHIBIT 15.1


                LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Pride International, Inc.
                  Quarterly Report on Form 10-Q

         We are aware that our report dated November 12, 2003 on our review of interim financial information of Pride International, Inc. (the "Company") as of September 30, 2003 and for the three month and nine month periods ended September 30, 2003 and 2002 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2003 is incorporated by reference in its Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 (Registration Nos. 333-66644 and 333-66644-01) and in its Registration Statements on Form S-3 (Registration Nos. 333-40302, 333-40014, 333-44925 and 333-89604).


Very truly yours,

PricewaterhouseCoopers LLP

Houston, Texas
November 14, 2003